UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2007

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 22, 2006, Steven G. Nemitz, 32, will become our Vice President, Controller. In that position he will serve as our principal accounting officer. Mr. Nemitz initially joined us in January 2000 as a financial analyst. He served at ADC until September 2002, first as a financial analyst, then a senior financial analyst and at the time of his departure, a principal financial analyst. In September 2002, Mr. Nemitz left ADC to work for Zomax Incorporated, where he held the position of corporate accounting manager until his departure in August 2003. In September 2003, Mr. Nemitz returned to ADC, where he served as the corporate finance manager until September 2004, Global Connectivity Solutions finance manager from October 2004 until October 2005, Americas Region Controller from November 2005 to August 2006 and Assistant Corporate Controller from August 2006 until his appointment as Vice President, Controller. Mr. Nemitz began his career at Arthur Andersen. He has an undergraduate degree in accounting from the University of St. Thomas and is a Certified Public Accountant.

There have been no transactions during the last two years, or proposed transactions, to which ADC was or is to be a party, in which Mr. Nemitz had or is to have a direct or indirect material interest. There are no family relationships between Mr. Nemitz and any of our directors or executive officers.

In connection with Mr. Nemitz's appointment to the position of Vice President, Controller, our Compensation Committee approved on May 22, 2007, the following changes to his compensation:

- An increase in annual base salary to $175,000, effective May 23, 2007.

- Mr. Nemitz's annual management incentive bonus target will be 35% of his base salary.

- A grant of 4,000 options to purchase shares of ADC Common Stock effective the last day of May. The options vest one-quarter per year over a four year term, so long as Mr. Nemitz remains continuously employed with ADC, which is consistent with our typical vesting schedule.

- A grant of 1,600 Restricted Stock Units (RSUs). This grant will be effective the last day of May. Fifty percent of the RSUs will be subject to time-based vesting provisions and fifty percent are subject to performance-based vesting. RSUs with time-based vesting provisions will vest approximately one month after the third anniversary of the date of grant, so long as Mr. Nemitz remains continuously employed with ADC during that time period. These time-based RSUs will be settled one for one in shares of common stock upon vesting. The performance-based RSUs will vest three years from the grant date so long as Mr. Nemitz remains continuously employed with ADC during that time period and ADC meets or exceeds certain financial targets for its 2007, 2008 and 2009 fiscal years. These performance-based RSUs will be settled one for one in shares of common stock upon vesting.

Item 8.01 Other Events.

In addition, we issued the attached press release on May 23, 2007, announcing the appointment of Kimberly S. Hartwell to the position of Vice President, Americas Sales, Marketing and Customer Service following the resignation of Stephen C. Mitchell from that position. Mr. Mitchell is leaving to pursue an opportunity with another company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

May 24, 2007	By:	James G. Mathews

Name: James G. Mathews
Title: Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release